UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2007
COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-32329 (Commission File Number)	51-0411678 (I.R.S. Employer Identification No.)

2727 Allen Parkway Houston, Texas (Address of Principal Executive Offices)		77019 (Zip Code)
Registrant’s Telephone Number, including Area Code: (713) 621-9547
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On August 23, 2007, the Board of Directors (the “Board”) of Copano Energy, L.L.C. (“Copano”), upon the recommendation of its Nominating and Governance Committee, elected John A. Raber to the newly created position of Executive Vice President of Copano. Upon his election, Mr. Raber resigned as President and Chief Operating Officer of ScissorTail Energy, LLC (“ScissorTail”), an indirect, wholly owned subsidiary of Copano. In his new role, Mr. Raber will focus on corporate strategy and major initiatives, acquisitions and capital projects, including opportunities in the Rocky Mountain region.
     Additionally, effective upon Mr. Raber’s resignation, Sharon J. Robinson was named President of ScissorTail. Ms. Robinson, who previously served as Vice President, Commercial Activities of ScissorTail, has assumed all of Mr. Raber’s prior responsibilities with respect to ScissorTail and the Mid-Continent region. In connection with Ms. Robinson’s change in responsibilities, the Compensation Committee of the Board approved a change in Ms. Robinson’s target award as a participant in Copano’s Management Incentive Compensation Plan (described in Copano’s Report on Form 8-K dated February 13, 2007) from 35% to 45%.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.
Date: August 29, 2007	By:	/s/ Douglas L. Lawing
Douglas L. Lawing
Vice President, General Counsel and Secretary